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                                                                 Exhibit 99.A

                             JOINT FILING AGREEMENT

Cooper Lighting, Inc. ("CLI"); McGraw-Edison Company ("MEC") and Cooper Industries, Inc. ("CII") hereby agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934 (the "Act") in connection with their beneficial ownership of Common Stock issued by Super Vision International, Inc.

CLI, MEC, and CII state that they are each entitled to individually use Schedule 13G pursuant to Rule 13d-1(c) of the Act.

CLI, MEC and CII are each responsible for the timely filing of the statement and any amendments thereto, and for the completeness and accuracy of the information concerning each of them contained therein but are not responsible for the completeness or accuracy of the information concerning the others, unless such person knows or has reason to believe that such information is inaccurate.

Furthermore, each of the undersigned hereby appoints Terrance V. Helz as lawful attorney-in-fact to execute and deliver for and on behalf of the undersigned, in the undersigned's capacity as an officer of Cooper Lighting, Inc., Cooper Industries, Inc. or McGraw-Edison Company, as the case may be, a joint statement on Schedule 13G and any amendments thereto deemed necessary or desirable by such attorney-in-fact and to take any other action of any type in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, or legally required by, the undersigned in connection with the shares of Super Vision International, Inc. owned by Cooper Lighting, Inc.

                                        COOPER INDUSTRIES, INC

                                        By: /s/ DIANE K. SCHUMACHER
                                            ---------------------------------
                                             Diane K. Schumacher,
                                             Senior Vice President, General
                                             Counsel and Secretary

                                        MCGRAW-EDISON COMPANY

                                        By: /s/ TERRANCE V. HELZ
                                            ---------------------------------
                                             Terrance V. Helz,
                                             Secretary

                                        COOPER LIGHTING, INC.

                                        By: /s/ TERRANCE V. HELZ
                                           ---------------------------------
                                             Terrance V. Helz,
                                             Secretary